Exhibit 99.19

SECOND AMENDMENT
TO INTERCREDITOR AGREEMENT

This SECOND AMENDMENT, dated as of                , 2003 (this “Amendment”), among U.S. BANK TRUST NATIONAL ASSOCIATION (as successor to State Street Bank and Trust Company of Connecticut, National Association) not in its individual capacity, but solely as Trustee under the Northwest Airlines Pass Through Trust 2001-1A-1, Northwest Airlines Pass Through Trust 2001-1A-2, Northwest Airlines Pass Through Trust 2001-1B and Northwest Airlines Pass Through Trust 2001-1C (collectively, the “Senior Trustees”), under the Northwest Airlines Pass Through Trust 2001-1D (the “Class D Trustee”) and under the Northwest Airlines Pass Through Trust 2003-1 (the “2003-1 Trustee” and together with the Senior Trustees and the Class D Trustee, the “Trustees”), LANDESBANK HESSEN-THURINGEN GIROZENTRALE, as Class A-1, Class A-2, Class B and Class C Liquidity Provider (the “Liquidity Provider”) and U.S. BANK NATIONAL ASSOCIATION (as successor to State Street Bank and Trust Company), not in its individual capacity, but solely as Subordination Agent and trustee under the Intercreditor Agreement referred to below (in such capacity, together with any successor appointed pursuant to Article VIII of such Intercreditor Agreement, the “Subordination Agent”), U.S. BANK NATIONAL ASSOCIATION (as successor to State Street Bank and Trust Company) not in its individual capacity, but solely as Loan Trustee and NORTHWEST AIRLINES, INC. (“Northwest”).

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in the Intercreditor Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Senior Trustees, the Liquidity Provider and the Subordination Agent have previously entered into the Intercreditor Agreement, dated as of June 1, 2001, as amended by the First Amendment to the Intercreditor Agreement dated as of April 4, 2002 among the Senior Trustees, the Class D Trustee and the Subordination Agent (the “Intercreditor Agreement”);

WHEREAS, Section 9.1(d) of the Intercreditor Agreement provides that, if an additional series of equipment notes is issued under any Indenture for a Boeing 747-400 Aircraft (the “Series E Equipment Note”), Section 2.6 and various definitions in the Intercreditor Agreement shall be revised;

WHEREAS, as of the date hereof, Northwest Airlines Pass Through Trust 2003-1 will be created to hold, among other things, the Series E Equipment Note;

WHEREAS, Northwest Airlines Pass Through Trust 2003-1 will issue pass through certificates designated as “Class D Pass Through Certificates, Series 2003-1” pursuant to a Pass Through Trust Agreement dated as of June 3, 1999 among U.S. Bank Trust National Association (as successor pass through trustee), Northwest Airlines, Inc. and Northwest Airlines Corporation, as supplemented by Trust Supplement 2003-1 dated as of the date hereof;

WHEREAS, in connection with the issuance of the Class D Pass Through Certificates, Series 2003-1, the parties hereto wish to amend the Intercreditor Agreement to provide for an increase in the interest rate of the Class D Certificates;

WHEREAS, the effectiveness of this Amendment is conditioned upon, among other things, the consummation of the exchange offers contemplated by the Prospectus of Northwest dated                   , 2003 (the “Exchange Offers”);

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

JOINDER OF 2003-1 TRUST

Section 1.1.                                Joinder of 2003-1 Trustee.  On the terms and subject to the conditions set forth in this Amendment, the 2003-1 Trustee hereby:  (i) agrees to be, and by its execution of this Amendment, hereby is, added as a party to the Intercreditor Agreement and bound by the terms thereof, and (ii) agrees to comply with the terms and conditions of the Intercreditor Agreement applicable to it, each as if it were an original signatory thereto.

ARTICLE II

AMENDMENTS TO DEFINITIONS

Section 2.1.                                Certain Definitions.  Section 1.1 of the Intercreditor Agreement is hereby amended as follows:

(a)  The definition of “Equipment Notes” is hereby amended to read as follows:

“Equipment Notes” means, at any time, the Series A-1 Equipment Notes, the Series A-2 Equipment Notes, the Series B Equipment Notes, the Series C Equipment Notes, the Series D Equipment Notes and, for purposes of Section 2.6 only, the Series E Equipment Notes collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

(b)  The definition of “Stated Interest Rate” is hereby amended by deleting clause (v) thereof and inserting the following text in lieu thereof:

“(v) with respect to the Class D Certificates,      % per annum.”

(c)  The term “Series E Equipment Note” is added in alphabetical order reading as follows:

“Series E Equipment Note” means the      % Series E Equipment Note issued pursuant to an Indenture with respect to a Boeing 747-400 Aircraft Registration No. N675NW by Northwest and authenticated by the Loan Trustee thereunder, and any equipment note issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.  The initial holder of the Series E Equipment Note shall be the 2003-1 Trust.

(d)  The term “2003-1 Trust” is added in alphabetical order reading as follows:

“2003-1 Trust” means the Northwest Airlines Pass Through Trust 2003-1, and its successors and assigns.

(e)  The term “Trust” is hereby amended to read as follows:

“Trust” means any of the Class A-1 Trust, the Class A-2 Trust, the Class B Trust, the Class C Trust, the Class D Trust or, for the purposes of Section 2.6 only, the 2003-1 Trust.

(f)  The term “Trustee” is hereby amended to read as follows:

“Trustee” means any of the Class A-1 Trustee, the Class A-2 Trustee, the Class B Trustee, the Class C Trustee, the Class D Trustee or, for the purposes of Section 2.6 only, the 2003-1 Trust.

ARTICLE III

AMENDMENTS TO SECTION 2.6

Section 3.1.                                Amendment to Section 2.6.

(a)  Section 2.6 is amended by inserting after each occurrence of the words “the Trustees” or the phrase “(including the 2003-1 Trustee)”.

(b)  The first proviso of Section 2.6(a) is amended by inserting the phrase “(other than the Series E Equipment Note”) after each occurrence of the words “Equipment Notes.”

(c)  Section 2.6(b) is amended by replacing “and” before clause (z) with a comma, by relettering the clauses “(w)”, “(x)”, “(y)” and “(z)” as clauses “(v)”, “(w)”, “(x)” and “(y)” and by deleting clause (z) and inserting the following:

“(y) upon payment of Final Distributions to the holders of Class C Certificates, the Class D Trustee; and (z) upon payment of Final Distributions to the holders of the Class D Certificates, the 2003-1 Trustee.”

ARTICLE IV

GENERAL

Section 4.1.                                Effectiveness; Termination.

(a)                                  This Amendment is entered into pursuant to and consistent with Section 9.1 of the Intercreditor Agreement.

(b)                                 This Amendment shall become effective and binding on the Trustees, the Liquidity Provider and the Subordination Agent upon the execution and delivery by the parties to this Amendment; provided, however, that this Amendment shall not become effective unless and until the Exchange Offers are consummated.

Section 4.2.                                Miscellaneous.

(a)                                  The Liquidity Provider, by its execution and delivery of this Amendment confirms that all of its obligations under the Intercreditor Agreement and the Liquidity Facilities provided by such Liquidity Provider remain unchanged and in full force and effect.

(b)           Except as amended hereby, the provisions of the Intercreditor Agreement are unchanged and shall remain in full force and effect.

(c)                                  Each party hereto agrees to execute and deliver all such further agreements or documents, if any, as shall be necessary to give effect to the provisions of this Amendment.

(d)                                 This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

(e)                                  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(f)                                    On and after the date on which this Amendment becomes effective, each reference in the Intercreditor Agreement or in any other Operative Agreement to the “Intercreditor Agreement” shall be deemed to refer and be a reference to the Intercreditor Agreement as amended by this Amendment unless the context otherwise requires.

(g)                                 Section titles are for descriptive purposes only and shall not control or alter the meaning of this Amendment as set forth in the text.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Amendment has been made and delivered in the City of New York, and this Amendment has become effective only upon such execution and delivery and in accordance with the terms hereof.

U.S. BANK TRUST NATIONAL ASSOCIATION
(as successor to State Street Bank and Trust Company of Connecticut, National Association), not in its individual capacity but solely as Trustee for each of the Trusts

By:
Name:
Title:

LANDESBANK HESSEN-THURINGEN GIROZENTRALE, as Liquidity Provider

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION (as successor to State Street Bank and Trust Company), not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and Loan Trustee

By:
Name:
Title:

NORTHWEST AIRLINES, INC.

By:
Name:
Title: